UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2009

REX STORES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-09097	31-1095548
(State or other jurisdiction	(Commission File No.)	(IRS Employer Identification No.)
of incorporation)

2875 Needmore Road, Dayton, Ohio	45414
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (937) 276-3931

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

          On September 30, 2009, Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc. and Stereo Town, Inc., wholly owned subsidiaries of REX Stores Corporation (collectively “Rex”) and Appliance Direct, Inc. (“AD”) entered into a letter agreement pursuant to which (i) AD agreed to vacate all properties leased from Rex, remove personal property and inventory and turn over possession of the leased premises to Rex, (ii) AD agreed to pay weekly rent for each location until possession is returned to Rex and (iii) Rex and AD agreed to release and discharge each other from all claims or causes of action whatsoever, including claims arising out of or relating to the leases. Rex intends to market the properties for sale or lease through normal real estate brokerage channels.

          The foregoing description is qualified in its entirety by reference to the full text of the letter agreement which is filed as an exhibit to this report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

          The employment agreement with David L. Bearden, the former President and Chief Operating Officer of REX Stores Corporation (“Rex”), was amended as of September 30, 2009.

          Mr. Bearden’s employment with Rex terminated as of June 30, 2009. Notwithstanding that the Chief Executive Officer of Rex determined that transition of operational control of retail stores to Appliance Direct, Inc. had not occurred as of June 30, 2009, Rex agreed to pay Mr. Bearden, in lieu of any other payment pursuant to the employment agreement, a Severance Payment of $450,000, payable $225,000 on or before January 31, 2010 (but not before January 1, 2010) and $225,000 on or before January 31, 2011 (but not before January 1, 2011), subject to execution of a severance agreement and release of claims.

          The foregoing description is qualified in its entirety by reference to the full text of the amendment which is filed as an exhibit to this report.

Item 9.01	Financial Statements and Exhibits

          The following are filed as part of this report:

          (d) Exhibits

10(a)	Letter Agreement dated September 30, 2009 between Rex Radio and Television, Inc., Kelly & Cohen Appliances, Inc., Stereo Town, Inc. and Appliance Direct, Inc.

10(b)	Amendment No. 4 to Employment Agreement dated September 30, 2009 between Rex Radio and Television, Inc. and David L. Bearden.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REX STORES CORPORATION
Date: October 6, 2009	By:	/s/ DOUGLAS L. BRUGGEMAN

		Name:	Douglas L. Bruggeman
		Title:	Vice President-Finance,
Chief Financial Officer and Treasurer